Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

•	Achieved full-year 2016 production target, with reported production of 522,000 barrels of oil equivalent (Boe) per day and adjusted production of 449,000 Boe per day;

•	Funded $1.9 billion in oil and gas capital investments for the year, below guidance of $2 billion;

•	Discovered a significant new resource play in the Delaware Basin at Alpine High adding thousands of new drilling locations;

•	Realized a 16-percent year-over-year reduction in lease operating expenses on a per barrel basis;

•	Achieved target of unchanged net debt and ended the year with $1.4 billion in cash;

•	Establishes a 2017 capital budget of $3.1 billion, with nearly two-thirds directed towards the Permian Basin; and

•	Outlines strong, organic growth rates from fourth quarter of 2016 to the fourth quarter of 2018:

•	Total company production is projected to grow at an average annual rate of approximately 10 percent.

•	Total Midland and Delaware basin production is projected to grow at an average annual rate of more than 50 percent.

•	Oil production in the Midland and Delaware basins is projected to grow at an average annual rate of approximately 18 percent.

HOUSTON, Feb. 23, 2017 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the fourth quarter and full year 2016.

Apache reported a net loss attributable to common stock of $182 million or $0.48 per diluted common share during the fourth quarter 2016, including non-cash, after-tax impairments of $90 million. When adjusted for these and certain additional items that impact the comparability of results, Apache’s fourth-quarter loss totaled $22 million, or $0.06 per share. Net cash provided by continuing operating activities in the fourth quarter was $819 million, and adjusted EBITDAX was $878 million.

For the full year 2016, Apache reported a loss of $1.4 billion, or $3.71 per diluted common share. On an adjusted basis, Apache’s 2016 loss totaled $430 million, or $1.13 per share. Net cash provided by continuing operating activities was $2.5 billion, and adjusted EBITDAX was $3.1 billion in 2016.

        2000 POST OAK BLVD / SUITE 100 / HOUSTON, TX 77056-4400        TEL (713)296-6000

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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John J. Christmann IV, Apache’s chief executive officer and president, said, “2016 was a very successful year and an important step in Apache’s transformation. We protected our balance sheet in a volatile price environment, remained focused on costs, and allocated our capital to high-return projects and strategic testing opportunities. This strategy resulted in an expanded economic drilling inventory, meaningful improvements in Permian Basin well performance, a more streamlined portfolio, and lower overhead and operating costs. We also discovered and announced the Alpine High, a sizeable new resource play in the Delaware Basin, which brings significant drilling inventory and puts Apache in one of the most exciting and competitive positions in the industry.

“After two years of dramatic reductions to our capital program, our strategic objective has shifted in 2017 to delivering returns-focused growth. Accordingly, we are increasing our capital budget more than 60 percent this year over our 2016 spend, which will materially impact Apache’s production trajectory beginning mid-year. We are poised for excellent long-term organic growth through 2018 and beyond, which will be driven primarily by our high-quality acreage positions in the Delaware and Midland basins.”

Capital budget outlook

The company’s budgeted oil and gas capital investment for 2017 is $3.1 billion. This level of investment will exceed planned cash flow from operations, but given the depth of its attractive opportunities, Apache believes increased investment is strategically important for the year. Based on current strip pricing, the remaining outspend will be funded primarily by proceeds from non-core asset sales, more than $400 million of which were already received in the first quarter. Apache has also implemented a hedging program for 2017 oil production to protect cash flows from downside price risk.

The majority of the budgeted 2017 capital investment, approximately 65 percent or $2 billion, is

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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being directed to growth opportunities in the Permian Basin, of which $500 million will be for infrastructure at Alpine High. Internationally, Apache will continue to invest at a level to sustain long-term free cash flow in Egypt and the North Sea. Capital investment in these two regions is expected to total approximately $900 million and will primarily focus on low-risk development and step-out exploration opportunities.

Apache also provided a preliminary view into 2018 capital, with an expected budget for the year of $3.2 billion. Like 2017, the 2018 plan is expected to be heavily weighted toward investments in the Permian Basin.

Production outlook

While Apache is now investing at a level that will generate meaningful long-term growth rates, production will experience a brief decline before transitioning to a strong growth trajectory around mid-2017.

During the first half of the year, the company anticipates production will decline as a result of scheduled downtime for the annual maintenance turnaround in the North Sea, scheduled downtime for plant maintenance in Canada, and natural declines as a result of reduced investment in lower-margin, North American Onshore regions during 2016. The North Sea annual turnaround, which usually takes place in the third quarter each year, has been scheduled for the second quarter 2017 to prepare facilities for first production from the Callater subsea tieback.

“Once scheduled maintenance is behind us and the impact of our increased capital investment program begins to take hold, we anticipate our production volumes will steadily climb in the second half of the year when Alpine High sales volumes, increased Midland Basin activity, and the North Sea Callater development all come online. We are very confident that our portfolio is capable of delivering strong production growth and achieving the guidance we are providing today,” said Christmann.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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Specifically, the company expects total company production to increase by approximately 10 percent annually from the fourth quarter of 2016 to the fourth quarter of 2018. Total Midland and Delaware basin production is projected to grow at an annual rate of more than 50 percent over this same time period and drive the vast majority of Apache’s overall production increase. Oil production growth from the Midland and Delaware basins will also be very strong, with an expected annual rate of approximately 18 percent.

Fourth-quarter operational summary

During the fourth quarter, Apache operated an average of 18 rigs and drilled and completed 29 gross-operated wells worldwide. Highlights from Apache’s three principal areas include:

•	North America Onshore – Apache drilled and completed 17 gross-operated wells in North America Onshore during the fourth quarter and reported production of 252,000 Boe per day in the fourth quarter.

In the Permian Basin, Apache operated an average of seven rigs and drilled and completed 17 gross-operated wells during the quarter, down from 29 wells drilled and completed in the third quarter. Production averaged 149,000 Boe per day.

•	During the quarter, Apache completed five wells at Alpine High. Delineation drilling confirmed an overpressured regime across the acreage position, a productive hydrocarbon column in the southern portion of the play, and productivity from the Pennsylvanian formation.

•	In addition to Alpine High, the company drilled and completed four gross-operated wells in other areas of the Delaware Basin, primarily targeting the Bone Springs formation.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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•	The company also drilled and completed eight gross-operated wells during the quarter in the Midland Basin, Northwest Shelf and Central Basin Platform.

•	North Sea – Production in the North Sea was 70,000 Boe per day, which was a 12-percent increase compared to the previous quarter. During the quarter, construction on the subsea tieback at Callater progressed on schedule for first production in the third quarter 2017.

•	Egypt – Gross production in Egypt declined slightly from the third quarter. On a net basis and excluding minority interest and tax barrels, Egypt production was down 7 percent sequentially from the third quarter to 90,000 Boe per day primarily due to the impact of improving Brent oil prices on the cost recovery mechanisms in production sharing contracts. During the quarter, Apache was awarded two concessions in November comprising 1.6 million acres, which are expected to be signed mid-2017.

Portfolio activity

During the fourth quarter of 2016, Apache entered into multiple transactions to sell certain noncore assets. These included a midstream infrastructure asset in the North Sea, which is expected to close later in 2017, and two smaller leasehold packages in the Midland and Delaware basins that were completed during the first quarter of 2017.

Financial position and liquidity

At year-end, the company had access to available liquidity of approximately $5 billion, including $1.4 billion in cash on hand and $3.5 billion in available borrowing capacity under its committed credit facility. The company’s credit facility matures in June 2020. Apache has reported debt of $8.5 billion as of Dec. 31, 2016 with no debt maturities before 2018 and only $700 million of debt maturing before 2021.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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Year-end 2016 proved reserves

Worldwide estimated proved reserves totaled 1.3 billion Boe at year-end 2016, down from 1.6 billion Boe at year-end 2015. This decline is almost entirely associated with production- and commodity-price related revisions. Changes in Apache’s reserves during the year consisted of the following: divestitures of 7 million barrels of oil equivalent (MMboe); production of 191 MMboe; and revisions of previous estimates of 159 MMboe. These decreases were partially offset by 103 MMboe of proved reserves added through net extensions and discoveries. Apache’s proved undeveloped reserves as a percentage of total proved reserves fell to 10.5 percent at year-end 2016 as a result of lower commodity prices and revised timing of development plans associated with reduced rates of capital expenditures. 2016 worldwide estimated reserves include limited contributions from Alpine High.

Conference call

Apache will host a conference call to discuss its fourth-quarter and full-year 2016 results at 1 p.m. Central time, Thursday, Feb. 23. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 48376856. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2015 Form 10-K filed, and 2016 Form 10-K when filed, with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2016

FINANCIAL AND OPERATIONAL RESULTS AND ANNOUNCES 2017 CAPITAL PROGRAM

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Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286    Gary Clark

Media:    (713) 296-7276    Castlen Kennedy

Website:    www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
REVENUES AND OTHER:
Oil revenues	$1,115	$958	$4,172	$5,107
Gas revenues	272	235	967	1,176
NGL revenues	68	61	228	227

Oil and gas production revenues	1,455	1,254	5,367	6,510
Other	(4)	151	(34)	98
Gain (loss) on divestiture	—	77	21	281

	1,451	1,482	5,354	6,889

COSTS AND EXPENSES:
Lease operating expenses	375	456	1,494	1,854
Gathering and transportation	45	48	200	211
Taxes other than income	41	50	126	282
Exploration expense	126	2,065	473	2,771
General and administrative	112	96	410	380
Depreciation, depletion and amortization
Oil and gas property and equipment	585	729	2,460	2,976
Other assets	38	79	158	324
Asset retirement obligation accretion	40	36	156	145
Impairments	94	3,145	1,103	9,472
Transaction, reorganization & separation costs	3	12	39	132
Financing costs, net	106	110	417	511

	1,565	6,826	7,036	19,058

INCOME (LOSS) BEFORE INCOME TAXES	(114)	(5,344)	(1,682)	(12,169)
Current income tax provision (benefit)	107	(143)	391	435
Deferred income tax provision (benefit)	(78)	(146)	(833)	(1,445)

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(143)	(5,055)	(1,240)	(11,159)
Income (Loss) from discontinued operations, net of tax	—	627	(33)	492

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(143)	(4,428)	(1,273)	(10,667)
Net income attributable to noncontrolling interest	39	(413)	132	(315)

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(182)	$(4,015)	$(1,405)	$(10,352)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(182)	$(4,642)	$(1,372)	$(10,844)
Net income (loss) from discontinued operations	—	627	(33)	492

Net income (loss) attributable to common shareholders	$(182)	$(4,015)	$(1,405)	$(10,352)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(0.48)	$(12.28)	$(3.62)	$(28.70)
Basic net income (loss) from discontinued operations per share	—	1.66	(0.09)	1.30

Basic net income (loss) per share	$(0.48)	$(10.62)	$(3.71)	$(27.40)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(0.48)	$(12.28)	$(3.62)	$(28.70)
Diluted net income (loss) from discontinued operations per share	—	1.66	(0.09)	1.30

Diluted net income (loss) per share	$(0.48)	$(10.62)	$(3.71)	$(27.40)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	380	378	379	378
Diluted	380	378	379	378
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q16 to 3Q16	4Q16 to 4Q15	December 31,	December 31,
	2016	2016	2015			2016	2015
OIL VOLUME - Barrels per day
Permian	77,566	79,751	93,728	-3%	-17%	84,226	94,756
MidContinent/Gulf Coast Region	11,697	13,727	21,735	-15%	-46%	14,937	23,468
Canada	12,338	12,619	15,635	-2%	-21%	13,081	15,768

N.A. Onshore	101,601	106,097	131,098	-4%	-22%	112,244	133,992

Gulf of Mexico	5,337	4,791	4,561	11%	17%	4,664	5,442
Egypt (1, 2)	99,557	110,809	67,547	-10%	47%	103,719	90,857
North Sea	53,316	49,192	58,479	8%	-9%	54,630	59,334

International & GOM (1)	158,210	164,792	130,587	-4%	21%	163,013	155,633

Total (1)	259,811	270,889	261,685	-4%	-1%	275,257	289,625

NATURAL GAS VOLUME - Mcf per day
Permian	225,676	237,313	248,071	-5%	-9%	236,590	236,502
MidContinent/Gulf Coast Region	132,141	141,273	167,553	-6%	-21%	144,265	184,209
Canada	223,810	233,635	258,869	-4%	-14%	242,602	274,764

N.A. Onshore	581,627	612,221	674,493	-5%	-14%	623,457	695,475

Gulf of Mexico	14,415	16,476	16,661	-13%	-13%	15,372	19,326
Egypt (1, 2)	356,637	405,863	205,594	-12%	73%	391,968	369,507
North Sea	86,248	69,509	70,538	24%	22%	71,751	64,787

International & GOM (1)	457,300	491,848	292,793	-7%	56%	479,091	453,620

Total (1)	1,038,927	1,104,069	967,286	-6%	7%	1,102,548	1,149,095

NGL VOLUME - Barrels per day
Permian	34,123	39,929	38,618	-15%	-12%	37,562	34,472
MidContinent/Gulf Coast Region	14,373	15,838	19,368	-9%	-26%	16,154	18,893
Canada	5,292	6,039	6,376	-12%	-17%	5,731	6,126

N.A. Onshore	53,788	61,806	64,362	-13%	-16%	59,447	59,491

Gulf of Mexico	509	588	478	-13%	6%	449	563
Egypt (1, 2)	974	1,124	753	-13%	29%	1,084	1,064
North Sea	2,139	1,697	1,362	26%	57%	1,703	1,131

International & GOM	3,622	3,409	2,593	6%	40%	3,236	2,758

Total	57,410	65,215	66,955	-12%	-14%	62,683	62,249

BOE per day
Permian	149,302	159,232	173,691	-6%	-14%	161,219	168,645
MidContinent/Gulf Coast Region	48,093	53,111	69,028	-9%	-30%	55,135	73,063
Canada	54,931	57,597	65,156	-5%	-16%	59,246	67,688

N.A. Onshore	252,326	269,940	307,875	-7%	-18%	275,600	309,396

Gulf of Mexico	8,249	8,125	7,816	2%	6%	7,675	9,226
Egypt (1, 2)	159,971	179,575	102,566	-11%	56%	170,131	153,506
North Sea	69,830	62,475	71,598	12%	-2%	68,292	71,262

International & GOM (1)	238,050	250,175	181,980	-5%	31%	246,098	233,994

Total (1)	490,376	520,115	489,855	-6%	0%	521,698	543,390

Total excluding noncontrolling interests	436,857	460,363	452,870	-5%	-4%	464,998	492,305

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	33,238	36,839	24,032			34,530	30,224
Gas (Mcf/d)	119,734	135,233	75,824			130,856	122,985
NGL (b/d)	325	374	316			361	363
(2) Egypt Gross Production - BOE per day	344,540	350,366	351,705	-2%	-2%	349,387	351,785
Discontinued Operations:
Oil (b/d)	—	—	—			—	7,610
Gas (Mcf/d)	—	—	—			—	96,114
NGL (b/d)	—	—	—			—	—
BOE/d	—	—	—			—	23,296

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31,	September 30,	December 31,	4Q16 to 3Q16	4Q16 to 4Q15	December 31,	December 31,
	2016	2016	2015			2016	2015
OIL VOLUME - Barrels per day
Permian	77,566	79,751	93,728	-3%	-17%	84,226	94,756
MidContinent/Gulf Coast Region	11,697	13,727	21,735	-15%	-46%	14,937	23,456
Canada	12,336	12,613	15,650	-2%	-21%	13,082	15,754

N.A. Onshore	101,599	106,091	131,113	-4%	-23%	112,245	133,966

Gulf of Mexico	5,337	4,791	4,561	11%	17%	4,664	5,442
Egypt	53,799	57,476	60,877	-6%	-12%	57,273	56,833
North Sea	53,316	49,192	58,479	8%	-9%	54,630	58,693

International & GOM	112,452	111,459	123,917	1%	-9%	116,567	120,968

Total	214,051	217,550	255,030	-2%	-16%	228,812	254,934

NATURAL GAS VOLUME - Mcf per day
Permian	225,676	237,313	248,071	-5%	-9%	236,590	236,502
MidContinent/Gulf Coast Region	132,141	141,273	167,549	-6%	-21%	144,265	184,741
Canada	223,800	233,505	258,677	-4%	-13%	242,236	274,070

N.A. Onshore	581,617	612,091	674,297	-5%	-14%	623,091	695,313

Gulf of Mexico	14,415	16,476	16,661	-13%	-13%	15,372	19,326
Egypt	216,344	236,740	242,070	-9%	-11%	240,113	234,266
North Sea	86,248	69,509	70,538	24%	22%	71,751	64,291

International & GOM	317,007	322,725	329,269	-2%	-4%	327,236	317,883

Total	898,624	934,816	1,003,566	-4%	-10%	950,327	1,013,196

NGL VOLUME - Barrels per day
Permian	34,123	39,929	38,618	-15%	-12%	37,562	34,472
MidContinent/Gulf Coast Region	14,373	15,838	19,386	-9%	-26%	16,154	18,877
Canada	5,291	5,982	6,370	-12%	-17%	5,726	6,116

N.A. Onshore	53,787	61,749	64,374	-13%	-16%	59,442	59,465

Gulf of Mexico	509	588	478	-13%	6%	449	563
Egypt	588	631	933	-7%	-37%	672	709
North Sea	2,139	1,697	1,362	26%	57%	1,703	1,113

International & GOM	3,236	2,916	2,773	11%	17%	2,824	2,385

Total	57,023	64,665	67,147	-12%	-15%	62,266	61,850

BOE per day
Permian	149,302	159,232	173,691	-6%	-14%	161,219	168,645
MidContinent/Gulf Coast Region	48,093	53,111	69,045	-9%	-30%	55,135	73,123
Canada	54,927	57,513	65,133	-4%	-16%	59,180	67,548

N.A. Onshore	252,322	269,856	307,869	-6%	-18%	275,534	309,316

Gulf of Mexico	8,249	8,125	7,816	2%	6%	7,675	9,226
Egypt	90,445	97,564	102,155	-7%	-11%	97,963	96,586
North Sea	69,830	62,475	71,598	12%	-2%	68,292	70,521

International & GOM	168,524	168,164	181,569	0%	-7%	173,930	176,333

Total	420,846	438,020	489,438	-4%	-14%	449,464	485,649

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
AVERAGE OIL PRICE PER BARREL
Permian	$45.80	$41.85	$39.66	$39.52	$45.76
MidContinent/Gulf Coast Region	46.36	41.98	38.36	38.81	45.36
Canada	42.70	40.17	37.30	37.62	42.33
N.A. Onshore	45.51	41.67	39.18	39.22	45.28
Gulf of Mexico	46.29	41.63	38.64	40.21	47.14
Egypt	48.96	46.54	39.60	43.66	50.97
North Sea	48.36	45.47	41.70	42.93	51.26
Total	47.39	44.35	39.79	41.63	48.31
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.70	$2.60	$2.14	$2.19	$2.36
MidContinent/Gulf Coast Region	2.88	2.79	1.99	2.24	2.44
Canada	2.22	1.71	2.33	1.64	2.41
N.A. Onshore	2.55	2.31	2.07	1.98	2.36
Gulf of Mexico	2.97	3.08	2.19	2.55	2.64
Egypt	2.78	2.75	3.01	2.71	2.91
North Sea	5.42	4.14	6.13	4.51	6.73
Total	2.85	2.59	2.65	2.40	2.80
AVERAGE NGL PRICE PER BARREL
Permian	$12.33	$10.42	$10.44	$9.82	$10.13
MidContinent/Gulf Coast Region	9.14	7.38	8.45	8.00	8.90
Canada	13.24	6.10	3.83	8.15	5.52
N.A. Onshore	11.56	9.22	9.18	9.16	9.26
Gulf of Mexico	15.51	12.93	10.94	10.49	12.65
Egypt	32.61	28.12	33.16	28.68	30.97
North Sea	29.38	24.45	25.99	24.20	26.53
Total	12.62	9.97	9.81	9.92	9.98
Discontinued Operations:
Oil price ($/Bbl)	$—	$—	$—	$—	$49.76
Gas price ($/Mcf)	—	—	—	—	4.07
NGL price ($/Bbl)	—	—	—	—	—

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

SUMMARY EXPLORATION EXPENSE INFORMATION

(Unaudited)

(In millions)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Unproved leasehold impairments	$50	$1,947	$272	$2,462
Dry hole expense	43	64	81	133
Geological and geophysical expense	14	34	44	89
Exploration overhead and other	19	20	76	87

	$126	$2,065	$473	$2,771

SUMMARY CASH FLOW INFORMATION

(Unaudited)

(In millions)

	For the Quarter		For the Year
	Ended December, 31		Ended December, 31
	2016	2015	2016	2015
Net cash provided by continuing operating activities	$819	$174	$2,453	$2,554
Net cash provided by (used in) discontinued operations	(23)	—	(23)	113

Net cash provided by operating activities	796	174	2,430	2,667
Net cash used in investing activities	(298)	(263)	(1,660)	(3,289)
Net cash provided by discontinued operations	—	—	—	4,372

Net cash provided by (used in) investing activities	(298)	(263)	(1,660)	1,083
Net cash used in financing activities	(351)	(99)	(860)	(2,962)

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	December 31,	December 31,
	2016	2015
Cash and Cash Equivalents	$1,377	$1,467
Other Current Assets	1,864	2,285
Property and Equipment, net	18,867	20,838
Other Assets	411	910

Total Assets	$22,519	$25,500

Current Liabilities	$1,843	$1,841
Long-Term Debt	8,544	8,716
Deferred Credits and Other Noncurrent Liabilities	4,453	5,453
Apache Shareholders’ Equity	6,238	7,888
Noncontrolling interest	1,441	1,602

Total Liabilities and Shareholders’ Equity	$22,519	$25,500

Common shares outstanding at end of period	379	378

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by continuing operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Net cash provided by continuing operating activities	$819	$174	$2,453	$2,554
Adjustments:
Exploration expense, excluding dry hole expense and unproved leasehold impairments	33	54	120	176
Current income tax provision (benefit)	107	(143)	391	435
Other adjustments to reconcile net loss to net cash provided by operating activities	(38)	73	(164)	(7)
Changes in operating assets and liabilities	(152)	475	(153)	80
Financing costs, net	106	110	417	511
Transaction, reorganization & separation costs	3	12	39	132
Contract termination charges	—	3	10	87

Adjusted EBITDAX (Non-GAAP)	$878	$758	$3,113	$3,968

Reconciliation of income attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	December 31, 2016				December 31, 2015
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income (Loss) Attributable to Common Stock (GAAP)	$(153)	$(29)	$(182)	(0.48)	$(4,304)	$289	$(4,015)	(10.62)
Adjustments:*
Asset impairments	144	(54)	90	0.23	4,674	(1,229)	3,445	9.10
Valuation allowance and other tax adjustments	—	68	68	0.18	—	1,092	1,092	2.89
Discontinued operations	—	—	—	—	(627)	—	(627)	(1.65)
Transaction, reorganization & separation costs	3	(2)	1	0.01	12	(4)	8	0.02
Contract termination charges	—	—	—	—	3	(1)	2	0.01
Loss on extinguishment of debt	1	—	1	—	—	—	—	—
(Gain) / loss on divestitures	—	—	—	—	(77)	27	(50)	(0.13)

Adjusted Earnings (Non-GAAP)	$(5)	$(17)	$(22)	(0.06)	$(319)	$174	$(145)	(0.38)

	For the Year Ended				For the Year Ended
	December 31, 2016				December 31, 2015
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income (Loss) Attributable to Common Stock (GAAP)	$(1,847)	$442	$(1,405)	(3.71)	$(9,342)	$(1,010)	$(10,352)	(27.40)
Adjustments:*
Asset impairments	1,375	(490)	885	2.34	11,486	(3,518)	7,968	21.05
Valuation allowance and other tax adjustments	—	40	40	0.11	—	2,809	2,809	7.43
Discontinued operations	33	—	33	0.08	(492)	—	(492)	(1.30)
Transaction, reorganization & separation costs	39	(14)	25	0.07	132	(46)	86	0.23
Contract termination charges	10	(4)	6	0.02	87	(30)	57	0.17
Loss on extinguishment of debt	1	—	1	—	39	(14)	25	0.07
(Gain) / loss on divestitures	(21)	6	(15)	(0.04)	(281)	101	(180)	(0.46)

Adjusted Earnings (Non-GAAP)	$(410)	$(20)	$(430)	(1.13)	$1,629	$(1,708)	$(79)	(0.21)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31,	September 30,	June 30,	March 31,
	2016	2016	2016	2016
Current debt	$—	$1	$1	$1
Long-term debt	8,544	8,721	8,719	8,718

Total debt	8,544	8,722	8,720	8,719
Cash and cash equivalents	1,377	1,230	1,201	1,004

Net debt	$7,167	$7,492	$7,519	$7,715

Reconciliation of costs incurred and GTP capital investments to Oil and Gas Capital Investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$2	$36	$45	$38
Unproved	10	84	170	336
Exploration and Development	112	735	1,420	3,875

	124	855	1,635	4,249
GTP Capital Investments:
GTP Facilities	125	9	156	282

Total Costs Incurred and GTP Capital Investments	$249	$864	$1,791	$4,531

Reconciliation of Costs Incurred and GTP to Oil and Gas Capital Investment
Asset retirement obligations incurred and revisions	$292		$192
Asset retirement obligations settled	22		57
Less noncontrolling interest	(26)		(159)

Total Oil and Gas Capital Investment	$537		$1,881

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2016

OIL (Mbbl)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2015	409,302	106,173	162,020	115,564	793,059
Extensions and Discoveries	9,614	3,372	17,599	9,766	40,351
Purchases	21	—	—	438	459
Revisions	(58,882)	(43,282)	17,301	(3,851)	(88,714)
Production	(38,000)	(4,787)	(37,962)	(19,995)	(100,744)
Sales	(67)	(2,062)	—	—	(2,129)

Balance - Dec 31, 2016	321,988	59,414	158,958	101,922	642,282

NGL’s (Mbbl)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2015	175,204	20,085	1,569	2,079	198,937
Extensions and Discoveries	10,238	755	208	671	11,872
Purchases	2	—	—	5	7
Revisions	6,824	(1,355)	17	141	5,627
Production	(19,824)	(2,098)	(397)	(623)	(22,942)
Sales	(9)	(1,048)	—	—	(1,057)

Balance - Dec 31, 2016	172,435	16,339	1,397	2,273	192,444

Oil & NGL’s

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance -Dec 31, 2015	584,506	126,258	163,589	117,643	991,996
Extensions and Discoveries	19,852	4,127	17,807	10,437	52,223
Purchases	23	—	—	443	466
Revisions	(52,058)	(44,637)	17,318	(3,710)	(83,087)
Production	(57,824)	(6,885)	(38,359)	(20,618)	(123,686)
Sales	(76)	(3,110)	—	—	(3,186)

Balance - Dec 31, 2016	494,423	75,753	160,355	104,195	834,726

GAS (MMcf)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2015	1,572,768	922,130	830,232	105,292	3,430,422
Extensions and Discoveries	219,633	30,234	35,202	20,814	305,883
Purchases	7	—	—	6,677	6,684
Revisions	(215,378)	(242,080)	(4,305)	4,239	(457,524)
Production	(145,019)	(88,792)	(143,461)	(26,261)	(403,533)
Sales	(328)	(22,456)	—	—	(22,784)

Balance - Dec 31, 2016	1,431,683	599,036	717,668	110,761	2,859,148

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2015	846,634	279,947	301,962	135,190	1,563,733
Extensions and Discoveries	56,458	9,166	23,674	13,906	103,204
Purchases	24	—	—	1,556	1,580
Revisions	(87,954)	(84,984)	16,599	(3,002)	(159,341)
Production	(81,994)	(21,684)	(62,269)	(24,995)	(190,942)
Sales	(131)	(6,852)	—	—	(6,983)

Balance - Dec 31, 2016	733,037	175,593	279,966	122,655	1,311,251

Proved developed reserves:
Oil + NGL’s (Mbbls)	456,024	65,374	140,037	92,765	754,200
Gas (Mboe)	200,063	92,288	112,593	14,491	419,435

Balance - Dec 31, 2016 (Mboe)	656,087	157,662	252,630	107,256	1,173,635

(1)	Includes reserves attributable to noncontrolling interest in Egypt.